Exhibit 99.1
For further information, contact:
Danial J. Tierney, Executive Vice President

Office:	(503) 943-2679
Fax:	(503) 251-5473 / E-mail: dantierney@trm.com
TRM To Fourth Quarter and Full Year 2005 Results
Portland, Oregon: March 28, 2006 — TRM Corporation (NASDAQ: TRMM) announced today that it will present financial results for the fourth quarter and full year ended December 31, 2005 on Thursday, March 30, 2006. Senior management will host a conference call to discuss these results on March 30, 2006 at 4:30 p.m. EST.
The call will be webcast live over the internet from the Company’s website at http://www.trm.com/webcasts.shtml. The call will also be accessible over the phone by dialing 866.831.6234 (United States/Canada) or 617.213.8854 (all other countries). Please refer to participant code #77271324 for the call.
For those unable to participate in the live call, it will be available via the TRM Corporation website following the conclusion of the call. A replay of the call will be available from 7:00 p.m. EST on March 30, 2006 to April 6, 2006, by dialing 888-286-8010 (United States/Canada) or 617-801-6888 (all other countries), conference call code: 13605688.
About TRM
TRM Corporation is a consumer services company that provides convenience ATM and photocopying services in high-traffic consumer environments. TRM’s ATM and copier customer base has grown to over 35,000 retailers throughout the United States and over 47,000 locations worldwide, including 6,500 locations across the United Kingdom and over 5,500 locations in Canada. TRM operates one of the largest multi-national ATM networks in the world, with over 22,000 locations deployed throughout the United States, Canada, Great Britain, including Northern Ireland, and Germany.
FORWARD LOOKING STATEMENTS
Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; maintaining satisfactory relationships with our banking partners; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our planned growth. Additional information on these factors, which could affect our financial results, is included in our SEC filings. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.
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